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                                                                    Exhibit 22.1

                         REPORT OF INSPECTOR OF ELECTION

               ANNUAL MEETING OF STOCKHOLDERS OF THERMA-WAVE, INC.

                                 AUGUST 23, 2004

In connection with the Annual Meeting of Stockholders of Therma-Wave, Inc., a Delaware corporation (the "Corporation"), the undersigned duly appointed Inspector of Election, having taken an oath to conduct the election impartially, hereby certifies:

      1. That a meeting of the stockholders of the Corporation was held at the facilities of Therma-Wave, Inc., 1250 Reliance Way, Fremont, California, on Monday, August 23, 2004 at 11:00 a.m. pursuant to proper notice;

      2. That before entering upon the discharge of my duties, I was sworn, and the oath so taken by me is attached hereto;

      3. That I inspected the signed proxies used at the meeting and found the same to be in proper form;

      4. The number of shares of Common Stock of the Corporation issued and outstanding at the close of business on June 17, 2004, the record date established by the Board of Directors of the Corporation for determining stockholders entitled to vote at such meeting was 35,673,197.

      5.    Each share of Common Stock was entitled to one vote;

      6. There were present in person or by proxy at said meeting, stockholders holding 28,294,458 shares of Common Stock, representing 79.32% of the total number of shares outstanding and entitled to vote at the meeting, such percentage representing a quorum;

      7. To the best of my knowledge, the proxies with respect to all shares voted by proxy holders were valid and in effect at the time of the meeting;

      8. I received and tabulated the votes of the stockholders at said meeting;

      9. The following persons received the number of votes for election as directors as set forth opposite their respective names:

            a. Peter R. Hanley                    27,797,111 shares "For"
            b. Nam Pyo Suh                        27,794,761 shares "For"
            c. Lawrence Tomlinson                 28,013,375 shares "For"

      10. The following persons were duly elected as directors of the Corporation at said meeting:

                                 Peter R. Hanley
                                   Nam Pyo Suh
                               Lawrence Tomlinson

IN WITNESS WHEREOF, I have hereunto set my hand this 23rd Day of August, 2004.

                                    /s/ Carol Lustenader
                                    ------------------------------------------
                                    Carol Lustenader
                                    Inspector of Election